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                                                                  EXHIBIT 10.2.4


                       FOURTH AMENDMENT TO NOTE AGREEMENT

         THIS FOURTH AMENDMENT to Note Agreement dated as of March 31, 1997 ("Fourth Amendment"), is entered into between Orbital Sciences Corporation, a Delaware corporation (the "Company") and The Northwestern Mutual Life Insurance Company (the "Purchaser").

                                   RECITALS:

         A. The Company and the Purchaser have heretofore entered into the Note Agreement dated as of June 1, 1995, the First Amendment to Note Agreement dated as of June 30, 1995, the Second Amendment to Note Agreement dated as of March 15, 1996 and the Third Amendment to Note Agreement dated as of July 31, 1996 (as amended, the "Note Agreement").

         B. The Company and the Purchaser now desire to further amend, effective on and as of March 31, 1997 (the "Effective Date"), certain of the terms of the Note Agreement.

         C. In consideration of the Purchaser's agreeing to amend the Note Agreement as set forth herein, the Company has agreed to increase the interest rate on the Notes outstanding under the Note Agreement.

         D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

         E. All requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, the Company and the Purchaser, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

         SECTION 1.       AMENDMENT.

         Section 1.1. From and after the Effective date, the Note Agreement shall be and is hereby amended as follows:

         (i) the references to "11.50%" throughout the Note Agreement, including each of the exhibits thereto, shall be changed to "12.00%";

         (ii) the reference to 10.50% in the definition of "Make Whole Amount" contained in Section 8.1 of the Note Agreement shall be changed to 12.00%;

         (iii) the references to "13.50%" throughout the Note Agreement, including each of the exhibits thereto, shall be changed to "14.00%"; and

         (iv) the references to "American Space Lines" throughout the Note Agreement, including each of the exhibits thereto, shall be changed to "ORBIMAGE".

         Section 1.2. Section 5.9 of the Note Agreement is hereby amended in its entirety to read as follows:

         "Section 5.9.    Priority Funded Debt Ratio. The Company will not at
any time permit the ratio of Consolidated Priority Funded Debt to Consolidated Tangible Net Worth to exceed .65 to 1.OO."
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         Section 1.3.     Section 8.1 of the Note Agreement shall be and is
hereby amended as follows:

             (a) The definition of "Reinvestment Rate" contained within the definition of "Make Whole Amount:" shall be and is hereby amended in its entirety to read as follows:

        "Reinvestment Rate" shall mean (1) the sum of 2.00%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (New York, New York time) for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment and payments required by Section 2.1) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 2.00%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment payments required by Section 2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate", the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used:

                  (b) Clause (d) of the definition of "Restricted Investments" shall be and is hereby amended in its entirety to read as follows:

         Investments made by the Company (i) after the Closing Date in connection with the development and growth of the business of ORBCOMM Development, and (ii) after December 31, 1996 in connection with the formation and development of the business of ORBIMAGE, provided that the aggregate amount of such additional Investments described in clauses (i) and (ii) shall not exceed $75,000,000, and provided further that the amount of such additional Investments described in clause (ii) shall not exceed $55,000,000.

         SECTION 2.       WAIVER.

         The Purchaser hereby waives from and after the Effective Date any Default or Event of Default arising under Section 5.13(c) of the Note Agreement arising or resulting from the sale by the Company of preferred shares of ORBIMAGE to third party purchasers.




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         SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Section 3.1. To induce the Purchaser to execute and deliver this Fourth Amendment, the Company represents and warrants to the Purchaser (which representations shall survive the execution and delivery of this Fourth Amendment) that:

         (a) this Fourth Amendment has been duly authorized, executed and delivered by it and this Fourth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (b) the Note Agreement, as amended by this Fourth Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (c) the execution, delivery and performance by the Company of this Fourth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not
(A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c); and

         (d) as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing.

         SECTION 4.       CONDITIONS TO EFFECTIVENESS OF FOURTH AMENDMENT.

         Section 4.1. This Fourth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

         (a) executed counterparts of this Fourth Amendment, duly executed by the Company and the Purchaser, shall have been delivered to the Purchaser;

         (b) the Purchaser shall have received a new Note in the form of Exhibit A hereto duly executed by the appropriate officer of the Company which reflects the amendment to the interest rate set forth in Section 1.1 hereof; and

         (c)     the representations and warranties of the company set forth in
Section 3 hereof shall be true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this Fourth Amendment shall on the Effective Date become effective.

         SECTION 5.       MISCELLANEOUS.

         Section 5.1. Except as modified and expressly amended by this Fourth Amendment, the Note Agreement is in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.





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         Section 5.2.     Any and all notices, requests, certificates and other
instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Agreement without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

         Section 5.3. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

         Section 5.4. This Fourth Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Fourth Amendment.

         IN WITNESS WHEREOF, the Company and the Purchaser have caused this instrument to be executed, all as of the day and year first above written.

                                       ORBITAL SCIENCES CORPORATION

                                       By:
                                          ---------------------------------

Accepted and Agreed to:

                                       THE NORTHWESTERN MUTUAL LIFE
                                         INSURANCE COMPANY

                                       By:
                                          ---------------------------------





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                                   EXHIBIT A
                             (To Fourth Amendment)
                          ORBITAL SCIENCES CORPORATION

                               12.00% Senior Note
                               Due June 14, 2001

No. R-3                                                        December 15, 1996


         ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to

                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                             or registered assigns
                      on the fourteenth day of June, 2001
                            the principal amount of

                      TWENTY MILLION DOLLARS ($20,000,000)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12.00% per annum from the date hereof until maturity, payable semiannually on the fourteenth of June and December in each year (commencing on December 14, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of
(1) 14.00% per annum and (2) the rate which Morgan Guaranty Trust Company of New York, New York City, New York, announces from time to time as its prime lending rate as in effect from time to time, plus 2.00%.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in Dulles, Virginia in coin or currency of the United States of America at which the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Dulles, Virginia or New York, New York are required by law to close or are customarily closed.

         This Note is one of the 12.00% Senior Notes due June 14, 2001 (the "Note") of the Company in the aggregate principal amount of $20,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of June 1, 1995 as amended by the First Amendment dated as of June 1, 1995, the Second Amendment dated as of March 15, 1996, Third Amendment dated as of July 31, 1996, and the Fourth Amendment dated as of March 31, 1997 (collectively, the "Note Agreement"), entered into by the Company with the original Purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.





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         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity date and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note and said Note Agreement are governed by and construed in accordance with the laws of Illinois, including all matters of construction, validity and performance.

                                       ORBITAL SCIENCES CORPORATION


                                       By:
                                          ---------------------------------


Document No. 58707





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